UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2011

Resource America, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-4408	72-0654145
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203 Navy Yard Corporate Center Philadelphia, PA		19112
(Address of Principal Executive		(Zip Code)
Offices)

Registrant's telephone number, including area code: 215-546-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

At our Annual Meeting of Stockholders held on March 10, 2011, our stockholders: (i) re-elected three directors, Messrs. Carlos C. Campbell, Edward E. Cohen and Hersh Kozlov, to serve three-year terms expiring at the annual meeting of stockholders in 2014; (ii) approved a proposal to adopt our Amended and Restated Omnibus Equity Compensation Plan; (iii) approved, in an advisory vote, our 2010 compensation program for our named executive officers; and chose, in and advisory vote,  for us to conduct stockholder advisory votes on executive compensation every three years.

Messrs. Michael J. Bradley, Jonathan Z. Cohen, Kenneth A. Kind, Mr. Andrew M. Lubin and John S. White continue to serve their terms as directors of the Company.

The voting results were as follows:

Election of Directors	Shares For	Shares Withheld
Mr. Campbell	12,411,934	1,725,385
Mr. E. Cohen	12,373,809	1,763,510
Mr. Kozlov	13,993,035	144,284

A proposal to adopt the Company’s Amended and Restated Omnibus Equity Compensation Plan:

Shares For	Shares Against	Abstentions
12,106,417	2,016,769	14,133

A proposal to approve, in an advisory vote, our 2010 compensation program for our named executive officers:

Shares For	Shares Against	Abstentions
12,382,368	1,726,676	28,275

A proposal to choose, in an advisory vote, how often we will conduct stockholder advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstentions
5,546,179	32,359	7,649,504	909,278

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource America, Inc.

Date: March 14, 2011	/s/ Michael S. Yecies
Michael S. Yecies
Senior Vice President, Chief Legal Officer & Secretary